Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Apogee Therapeutics, Inc. 2023 Equity Incentive Plan and the Apogee Therapeutics, Inc. 2023 Employee Stock Purchase Plan of our report dated April 28, 2023, with respect to the consolidated financial statements of Apogee Therapeutics, LLC included in the Registration Statement (Form S-1 No. 333-272831), as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

August 28, 2023